Exhibit 99.1

GameSquare Holdings Reports 2025 Second Quarter Results

Profitability targeted for 2025 third quarter

Completed divestiture of FaZe Media on April 1, 2025

Treasury management strategy launched on July 1, 2025, backed by crypto pioneers, expected to benefit financial results in the 2025 third quarter and beyond

The second half of 2025 positioned for revenue growth, enhanced margins, and reduced operating expenses

FRISCO, TEXAS / ACCESS Newswire / August 14, 2025 / GameSquare Holdings, Inc. (NASDAQ:GAME), (“GameSquare”, or the “Company”), today announced financial results for the three- and six-months ended June 30, 2025.

Justin Kenna, CEO of GameSquare, stated, “2025 is on track to be a transformative year for GameSquare as we aggressively execute against a bold vision aimed at building a leading digital-first platform at the intersection of media, technology, esports, and onchain finance. Since January, we’ve taken decisive actions by divesting our remaining stake in FaZe Media, restructuring our operations to streamline costs, forming a strategic alliance with GGTech Entertainment, and doubling down on high-growth areas across our Experiences, Managed Services, and Technology business units, all to position us for unparalleled success.”

“In July, after months of detailed planning, we launched what we believe is one of the most sophisticated Ethereum-based treasury strategies in the market and backed by crypto industry pioneers including Ryan Zurrer of Dialectic, Robert Leshner of Superstate, and Rhydon Lee of Goff Capital. Our $250 million authorized onchain treasury management program leverages Medici, Dialectic’s proprietary platform that combines machine learning, automated optimization, and multi-layered risk controls. In connection with the launch, we raised approximately $90 million in gross proceeds, which has strengthened our balance sheet and funded the initial phase of our treasury strategy,” Mr. Kenna continued.

“We are currently in active discussions with more than 15 crypto-native organizations seeking partners with proven capabilities to help them reach and engage audiences at scale. GameSquare’s established operating platform positions us uniquely to meet this demand. We believe these relationships will not only deepen our presence in the onchain ecosystem but also generate incremental, high-margin revenue streams. Based on our current pipeline, we expect initial wins to begin in the third quarter and building further into the fourth, creating another powerful growth driver for our business.”

“GameSquare now has the strongest financial position in its history, giving us the flexibility to invest in growth, generate yield from our crypto assets, and opportunistically repurchase our stock. In the second half of the year, we are focused on achieving profitability, benefiting from core revenue growth, improved gross margin, lower operating expenses, and the impact of our restructuring initiatives. We believe the combination of our innovative onchain strategy and the improving performance of our operating businesses positions GameSquare as a powerful platform for long-term value creation,” concluded Mr. Kenna.

GameSquare’s Treasury Management Assets at August 13, 2025:

●	Ethereum (“ETH”) Assets: The Company held 15,630.07 ETH, with an original cost basis and market value of $55 million and $74.3 million, respectively, which reflects an average cost per ETH of approximately $3,519, and a market price per ETH of $4,751, respectively.

●	Unrealized ETH Gains - As of August 13, 2025, the Company had approximately $19.3 million in unrealized gains on its Ethereum holdings.

●	NFT Holdings: As of August 13, 2025, the Company owned CryptoPunk #5577, one of only 24 Ape CryptoPunks in existence, which the Company purchased on July 24, 2025 for $5.15 million. 1OF1 AG, is managing GameSquare’s NFT yield strategy and is targeting annualized yields of 6% to 10%.

●	Yield Strategy: GameSquare’s onchain yield strategy with Dialectic commenced August 1, 2025 and is targeting annualized yields of 8% to 14%.

●	Total ETH + Cash: The Company had $99 million in ETH, NFT and cash, or $1.00 per share and total debt of just $1.25 million as of August 13, 2025.

Three months ended June 30, 2025, compared to June 30, 2024

●	Revenue of $15.9 million, compared to $17.8 million

●	Gross profit of $2.4 million, compared to $2.5 million

●	Net loss attributable to GameSquare of $3.0 million, compared to a net loss of $11.6 million

●	Adjusted EBITDA loss of $3.5 million, compared to a loss of $4.2 million

●	Adjusted EBITDA loss was 22.1% of revenue, versus 23.4% of revenue last year

Reported results for the six months ended June 30, 2025, compared to June 30, 2024

●	Revenue of $30.6 million, compared to $33.4 million

●	Gross profit of $5.8 million, compared to $4.6 million

●	Net loss attributable to GameSquare of $8.2 million, compared to a net loss of $16.9 million

●	Adjusted EBITDA loss of $6.5 million, compared to a loss of $8.7 million

●	Adjusted EBITDA loss was 21.1% of revenue, versus 26.0% of revenue last year

Updated 2025 Outlook

As a result of the strong performance since the launch on July 1, 2025 of GameSquare’s Ethereum-based treasury management strategy, and continued restructuring initiatives aimed at streamlining operations and accelerating the path to profitability the Company expects to reintroduce full-year guidance in the third quarter of 2025.

The Company believes its operating and financial trajectory in the second half of 2025 will be significantly stronger, driven by:

●	Launch of Ethereum Yield Strategy - On August 1, 2025, GameSquare began deploying Ethereum holdings through Dialectic’s Medici platform, targeting annualized onchain yields of 8% to 14%.

●	Unrealized ETH Gains - As of August 13, 2025, the Company had approximately $19.3 million in unrealized gains on its Ethereum holdings.

●	Back-Half Revenue Weighting - Approximately 60% of 2025 core revenue is expected to be generated in the second half of the year, in line with typical seasonal trends. Agency and Teams revenue tends to be more profitable and is expected to improve consolidated gross margin in the second half of the year.

●	Pipeline Timing - Opportunities that shifted out of the second quarter are now on track to close in the coming months. GameSquare expects meaningful sequential growth, with third quarter revenue higher than second quarter and fourth quarter building further on that growth, supported by both new wins and expansion with existing partners.

●	Restructuring Impact - Ongoing restructuring initiatives are expected to lower operating expenses in the second half of 2025 and the Company has identified an additional $5 million in annualized savings that are expected to begin contributing in the third quarter.

GameSquare remains confident that the combination of an improving operating profile and the contribution from its onchain treasury strategy provides a powerful foundation for long-term growth and shareholder value creation.

Conference Call Details

Justin Kenna, CEO, Lou Schwartz, President, and Mike Munoz CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: August 14, 2025 Time: 5:00 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=LyzeEplj

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare (NASDAQ:GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Clan, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. Complementing our operating strategy, GameSquare operates a blockchain-native Ethereum treasury management program designed to generate onchain yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash	$4,697,832	$12,094,950
Restricted cash	1,789,259	1,054,030
Accounts receivable, net	12,954,496	21,330,847
Government remittances	121,617	119,721
Promissory note receivable, current	176,647	379,405
Prepaid expenses and other current assets	884,038	1,493,619
Total current assets	20,623,889	36,472,572
Investment	2,199,909	2,199,909
Promissory note receivable	8,754,585	9,212,785
Property and equipment, net	119,989	303,950
Goodwill	5,557,551	12,704,979
Intangible assets, net	5,231,027	15,265,736
Right-of-use assets	1,600,843	2,570,516
Total assets	$44,087,793	$78,730,447
Liabilities and Shareholders’ Equity
Accounts payable	$26,129,652	$27,349,372
Accrued expenses and other current liabilities	11,174,343	13,694,179
Players liability account	47,535	47,535
Deferred revenue	2,473,552	2,726,121
Current portion of operating lease liability	425,461	748,916
Line of credit	3,228,001	3,501,457
Promissory note payable, current	2,871,076	-
Convertible debt carried at fair value	1,669,330	6,481,704
Warrant liability	27,164	14,314
Arbitration reserve	210,008	199,374
Total current liabilities	48,256,122	54,762,972
Convertible debt carried at fair value	-	9,908,784
Operating lease liability	1,374,054	2,054,443
Total liabilities	49,630,176	66,726,199
Commitments and contingencies (Note 14)
Preferred stock ($0.001 par value, 50,000,000 authorized, zero shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	-	-
Common stock and Additional paid-in capital ($0.001 par value, 100,000,000 shares authorized, 39,123,968 and 32,635,995 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	125,396,697	119,441,634
Accumulated other comprehensive loss	(594,074)	(208,617)
Non-controlling interest	-	14,942,287
Accumulated deficit	(130,345,006)	(122,171,056)
Total shareholders’ equity	(5,542,383)	12,004,248
Total liabilities and shareholders’ equity	$44,087,793	$78,730,447

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$15,852,706	$17,829,175	$30,583,937	$33,406,699
Cost of revenue	13,426,252	15,307,881	24,793,857	28,816,057
Gross profit	2,426,454	2,521,294	5,790,080	4,590,642
Operating expenses:
General and administrative	4,076,391	4,917,730	8,350,837	9,402,195
Selling and marketing	1,497,096	1,636,571	2,944,853	3,449,227
Research and development	557,403	585,031	1,113,010	1,189,305
Depreciation and amortization	302,360	564,346	558,825	1,182,368
Restructuring charges	165,328	-	782,541	-
Other operating expenses	547,188	994,717	1,292,565	2,088,137
Total operating expenses	7,145,766	8,698,395	15,042,631	17,311,232
Loss from continuing operations	(4,719,312)	(6,177,101)	(9,252,551)	(12,720,590)
Other income (expense), net:
Interest income (expense)	44,590	(192,257)	(4,968)	(627,385)
Change in fair value of convertible debt carried at fair value	(5,561)	563,360	327,916	456,759
Change in fair value of warrant liability	(17,731)	15,643	(12,384)	52,900
Arbitration settlement reserve	(66,217)	43,500	(10,634)	138,625
Other income (expense), net	(1,274,450)	(3,913,773)	(1,347,992)	(4,031,043)
Total other income (expense), net	(1,319,369)	(3,483,527)	(1,048,062)	(4,010,144)
Loss from continuing operations before income taxes	(6,038,681)	(9,660,628)	(10,300,613)	(16,730,734)
Income tax benefit	-	-	-	-
Net loss from continuing operations	(6,038,681)	(9,660,628)	(10,300,613)	(16,730,734)
Net income (loss) from discontinued operations	3,020,335	(2,342,513)	108,531	(533,355)
Net loss	(3,018,346)	(12,003,141)	(10,192,082)	(17,264,089)
Net loss attributable to non-controlling interest	-	389,590	2,018,132	389,590
Net loss attributable to attributable to GameSquare Holdings, Inc.	$(3,018,346)	$(11,613,551)	$(8,173,950)	$(16,874,499)

Comprehensive loss, net of tax:
Net loss	$(3,018,346)	$(12,003,141)	$(10,192,082)	$(17,264,089)
Change in foreign currency translation adjustment	(547,983)	(540,813)	(385,457)	13,183
Comprehensive loss	(3,566,329)	(12,543,954)	(10,577,539)	(17,250,906)
Comprehensive income attributable to non-controlling interest	-	389,590	2,018,132	389,590
Comprehensive loss	$(3,566,329)	$(12,154,364)	$(8,559,407)	$(16,861,316)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(0.15)	$(0.32)	$(0.27)	$(0.70)
From discontinued operations	0.08	(0.06)	0.06	(0.01)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.08)	$(0.38)	$(0.22)	$(0.71)
Weighted average common shares outstanding - basic and diluted	38,968,089	30,442,837	37,850,112	23,905,674

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) restructuring costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under US GAAP is set out below. (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net loss	$(3,018,346)	$(12,003,141)	$(10,192,082)	$(17,264,089)
Interest expense	(44,590)	192,257	4,968	627,385
Income tax benefit	-	-	-	-
Amortization and depreciation	302,360	564,346	558,825	1,182,368
Share-based payments	5,616	602,139	34,614	1,021,367
Transaction costs	547,188	1,037,044	1,292,565	2,130,464
Arbitration settlement reserve	66,217	(43,500)	10,634	(138,625)
Restructuring costs	165,328	-	782,541	-
Change in fair value of contingent consideration	-	(42,327)	-	(42,327)
Change in fair value of warrant liability	17,731	(15,643)	12,384	(52,900)
Change in fair value of convertible debt carried at fair value	5,561	(563,360)	(327,916)	(456,759)
Gain on disposition of subsidiary	(3,020,335)	-	(2,721,953)	(3,009,891)
Loss on disposition of assets	1,477,619	3,764,474	1,477,619	3,764,474
Loss from discontinued operations	-	2,342,513	2,613,422	3,543,246
Adjusted EBITDA	$(3,495,651)	$(4,165,198)	$(6,454,379)	$(8,695,287)